EXHIBIT 99.1

Parker Drilling Reports 2017 Fourth Quarter Results and Amendment to Credit Facility

HOUSTON, February 14, 2018 - Parker Drilling Company (NYSE: PKD) today announced results for the fourth quarter ended December 31, 2017, including a reported net loss of $29.6 million, or a $0.21 loss per share, on revenues of $116.3 million.
The net loss includes a non-cash pre-tax loss of $4.3 million of asset and inventory write-offs associated with the sale of a rig in Papua New Guinea and $3.3 million of asset and inventory write-offs associated with select international drilling assets. Excluding these items, the adjusted net loss was $22.0 million, or a $0.16 loss per share.
Fourth quarter Adjusted EBITDA was $22.4 million.
“The year ended on a strong note, thanks in large part to the continuing growth in our Rental Tools Services business,” said Gary Rich, the Company’s Chairman, President and CEO. "While 2017 was another challenging year for the oilfield services sector, compared to 2016, Parker Drilling increased gross margin, excluding depreciation and amortization, by 35 percent on essentially flat revenue by maintaining diligent focus on cost control. We also worked to maintain liquidity by focusing on working capital and finished the year with $141.5 million in cash, almost $22 million greater than when we started the year.
"I am proud of our accomplishments and believe we have fundamentally streamlined our cost structure to best position the company for continued strength going forward. We remain optimistic about our future as we continue to see increasing signs of a recovery taking hold," concluded Rich.
Fourth Quarter Review
Parker Drilling's revenues for the 2017 fourth quarter, compared with the 2017 third quarter, decreased 1.7 percent to $116.3 million from $118.3 million. Operating gross margin, excluding depreciation and amortization expense (gross margin), decreased 19.2 percent to $24.4 million from $30.2 million and gross margin as a percentage of revenues was 21.0 percent, compared with 25.5 percent for the prior period.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and the International & Alaska Drilling segments, fourth quarter revenues declined 7.6 percent to $62.2 million from $67.3 million. Gross margin decreased 54.6 percent to $5.4 million from $11.9 million and gross margin as a percentage of revenues was 8.7 percent, compared with 17.7 percent for the prior period. Contracted backlog was $241 million at the end of the fourth quarter compared with $257 million at the end of the third quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $1.5 million, a 66.3 percent decrease from 2017 third quarter revenues of $4.6 million. Gross margin was a $2.7 million loss as compared with a 2017 third quarter loss of $0.5 million. The decrease in revenues and gross margin was driven by fewer revenue days, as utilization dropped from 17% in the third quarter to 5% in the fourth quarter.
International & Alaska Drilling
International & Alaska Drilling segment revenues were $60.6 million, a 3.3 percent decrease from 2017 third quarter revenues of $62.7 million. Gross margin was $8.0 million, a 35.5 percent decrease from 2017 third quarter gross margin of $12.4 million. Gross margin as a percentage of revenues was 13.2 percent as compared with 19.7 percent for the 2017 third quarter. The decrease in revenues was primarily attributable to lower reimbursable revenues. Excluding reimbursable revenues, revenues were flat as increases associated with additional O&M activity and drilling activity in the Kurdistan Region of Iraq were offset by lower joint venture revenues from Kazakhstan and reduced day rates for the Parker-owned rig in Sakhalin, which completed drilling activities in the third quarter and went on a reduced standby rate in the fourth quarter. The decrease in gross margin was primarily the result of inventory and asset related write-offs of select drilling assets and the sale of a rig in Papua New Guinea, which collectively reduced gross margin by $3.0 million.
Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, fourth quarter revenues were $54.1 million, a 6.1 percent increase from 2017 third quarter revenues of $51.0 million. Gross margin was $19.1 million, a 4.4 percent increase from $18.3 million for the 2017 third quarter. Gross margin as a percentage of revenues was 35.3 percent as compared with 35.9 percent in the 2017 third quarter.
U.S. Rental Tools
U.S. Rental tools segment revenues were $36.3 million, compared with $35.7 million for the 2017 third quarter. Gross margin was $19.0 million compared with $19.6 million for the 2017 third quarter. Revenues were essentially flat quarter-

on-quarter as U.S. Land and offshore shelf increases offset reductions in deepwater activity. Gross margin decreased as a result of higher operating expenses and revenue mix associated with decreased deepwater activity.
International Rental Tools
International Rental Tools segment revenues were $17.8 million, compared with $15.3 million for the 2017 third quarter. Gross margin was a gain of $11.0 thousand compared with a loss of $1.3 million for the 2017 third quarter. The increase in revenues was primarily the result of additional activity in most of our international markets. The improvement in gross margin was due to a more favorable product mix as well as cost reductions taken in the third quarter, which fully impacted the fourth quarter.
Consolidated
General and Administrative expense decreased to $5.1 million for the 2017 fourth quarter, from $7.0 million for the 2017 third quarter, predominately due to incentive plan adjustments.
Capital expenditures in the fourth quarter were $9.7 million, and were $54.5 million for the year.

Credit Facility Amendment

On February 14, 2018, the Company executed an amendment to the 2015 Secured Credit Agreement, modifying the credit facility to an Asset-Based Lending (ABL) structure and reducing the size of the revolver from $100 million to $80 million. The amendment eliminates the financial maintenance covenants required in the 2015 Secured Credit Agreement and replaces them with a liquidity covenant and a monthly borrowing base calculation based on eligible rental equipment and eligible domestic accounts receivable. The liquidity covenant requires the Company to maintain a minimum of $30 million of liquidity (defined as availability under the borrowing base and cash on hand), of which $15 million is restricted, resulting in a maximum availability at any one time of $65 million. The amendment also allows greater flexibility to refinance the Company’s existing Senior Notes on either a secured or unsecured basis.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 15, 2018, to review reported results.  You may access the call by telephone at (+1) (412) 902-0003 and asking for the 2017 Fourth Quarter Conference Call.  The call may also be accessed through the Investor Relations section of the Company's website.  A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through February 22, 2018, at (+1) (201) 612-7415, access code 13675091#.
Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$141,549	$119,691
Accounts and Notes Receivable, net	122,511	113,231
Rig materials and supplies	31,415	32,354
Deferred costs	3,145	1,436
Other current assets	19,216	19,606
Total current assets	317,836	286,318

Property, plant and equipment, net	625,771	693,439

Other assets:
Deferred income taxes	1,284	70,309
Other assets	45,388	53,485
Total other assets	46,672	123,794

Total assets	$990,279	$1,103,551

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and Accrued liabilities	$103,676	$102,921
Total current liabilities	103,676	102,921

Long-term debt, net of unamortized debt issuance costs	577,971	576,326

Long-term deferred tax liability	78	69,333

Other long-term liabilities	12,433	15,836

Total stockholders' equity	296,121	339,135

Total liabilities and stockholders' equity	$990,279	$1,103,551

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended September 30,
	Three Months Ended December 31,
	2017	2016	2017

Revenues	$116,334	$94,025	$118,308

Expenses:
Operating expenses	91,912	80,529	88,120
Depreciation and amortization	29,122	33,190	30,067
	121,034	113,719	118,187
Total operating gross margin (loss)	(4,700)	(19,694)	121

General and administrative expense	(5,100)	(9,132)	(7,033)
Provision for reduction in carrying value of certain assets	(1,938)	—	—
Gain (loss) on disposition of assets, net	(2,483)	(1,364)	97
Total operating income (loss)	(14,221)	(30,190)	(6,815)

Other income (expense)
Interest expense	(11,194)	(11,048)	(11,067)
Interest income	84	10	128
Other	(326)	(1,409)	(638)
Total other income (expense)	(11,436)	(12,447)	(11,577)

Income (loss) before income taxes	(25,657)	(42,637)	(18,392)

Income tax expense (benefit)	3,036	6,292	1,919

Net income (loss)	(28,693)	(48,929)	(20,311)
Less: Mandatory convertible preferred stock dividend	$906	$—	$906
Net income (loss) available to common stockholders	$(29,599)	$(48,929)	$(21,217)

Earnings (loss) per common share - Basic
Net income (loss)	$(0.21)	$(0.39)	$(0.15)

Earnings (loss) per common share - Diluted
Net Income (loss)	$(0.21)	$(0.39)	$(0.15)

Number of common shares used in computing earnings per share:
Basic	138,675,403	124,830,473	138,300,015
Diluted	138,675,403	124,830,473	138,300,015

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2017	2016	2015

Revenues	$442,520	$427,004	$712,183

Expenses:
Operating expenses	355,487	362,521	526,290
Depreciation and amortization	122,373	139,795	156,194
	477,860	502,316	682,484
Total operating gross margin (loss)	(35,340)	(75,312)	29,699

General and administrative expense	(25,676)	(34,332)	(36,190)
Provision for reduction in carrying value of certain assets	(1,938)	—	(12,490)
Gain (loss) on disposition of assets, net	(2,851)	(1,613)	1,643
Total operating income (loss)	(65,805)	(111,257)	(17,338)

Other income (expense)
Interest expense	(44,226)	(45,812)	(45,155)
Interest income	244	58	269
Other	126	367	(9,747)
Total other income (expense)	(43,856)	(45,387)	(54,633)

Income (loss) before income taxes	(109,661)	(156,644)	(71,971)

Income tax expense (benefit)	9,040	74,170	22,313

Net income (loss)	(118,701)	(230,814)	(94,284)
Less: Net income attributable to noncontrolling interest	—	—	789
Net income (loss) attributable to controlling interest	$(118,701)	$(230,814)	$(95,073)
Less: Mandatory convertible preferred stock dividend	$3,051	$—	$—
Net income (loss) available to common stockholders	$(121,752)	$(230,814)	$(95,073)

Earnings (loss) per common share - Basic
Net income (loss)	$(0.89)	$(1.86)	$(0.78)

Earnings (loss) per common share - Diluted
Net Income (loss)	$(0.89)	$(1.86)	$(0.78)

Number of common shares used in computing earnings per share:
Basic	136,266,843	124,130,004	122,562,187
Diluted	136,266,843	124,130,004	122,562,187

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,	2017	2016	2015
	2017	2016	2017

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$1,546	$848	$4,585	$12,389	$5,429	$30,358
International & Alaska Drilling	60,648	61,478	62,726	247,254	287,332	435,096
Total Drilling Services:	62,194	62,326	67,311	259,643	292,761	465,454
Rental Tools Services:
U.S. Rental Tools	36,324	16,130	35,677	121,937	71,613	141,889
International Rental Tools	17,816	15,569	15,320	60,940	62,630	104,840
Total Rental Tools Services	54,140	31,699	50,997	182,877	134,243	246,729
Total revenues	$116,334	$94,025	$118,308	$442,520	$427,004	$712,183

Operating expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$4,205	$4,232	$5,052	$19,524	$19,733	$36,247
International & Alaska Drilling	52,619	47,307	50,345	206,552	222,824	325,346
Total Drilling Services:	56,824	51,539	55,397	226,076	242,557	361,593
Rental Tools Services:
U.S. Rental Tools	17,283	12,102	16,086	62,797	50,216	77,056
International Rental Tools	17,805	16,888	16,637	66,614	69,748	87,641
Total Rental Tools Services	35,088	28,990	32,723	129,411	119,964	164,697
Total operating expenses	$91,912	$80,529	$88,120	$355,487	$362,521	$526,290

Operating gross margin (loss):
Drilling Services:
U.S. (Lower 48) Drilling	$(2,659)	$(3,384)	$(467)	$(7,135)	$(14,304)	$(5,889)
International & Alaska Drilling	8,029	14,171	12,381	40,702	64,508	109,750
Total Drilling Services	5,370	10,787	11,914	33,567	50,204	103,861
Rental Tools Services:
U.S. Rental Tools	19,041	4,028	19,591	59,140	21,397	64,833
International Rental Tools	11	(1,319)	(1,317)	(5,674)	(7,118)	17,199
Total Rental Tools Services	19,052	2,709	18,274	53,466	14,279	82,032
Total operating gross margin excluding depreciation and amortization	24,422	13,496	30,188	87,033	64,483	185,893
Depreciation and amortization	(29,122)	(33,190)	(30,067)	(122,373)	(139,795)	(156,194)
Total operating gross margin (loss)	$(4,700)	$(19,694)	$121	$(35,340)	$(75,312)	$29,699

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Net income (loss) available to common shareholders	$(29,599)	$(21,217)	$(31,127)	$(39,809)	$(48,929)
Interest expense	11,194	11,067	11,095	10,870	11,048
Income tax expense (benefit)	3,036	1,919	1,743	2,342	6,292
Depreciation and amortization	29,122	30,067	30,982	32,202	33,190
Mandatory convertible preferred stock dividend	906	906	1,239	—	—

EBITDA	14,659	22,742	13,932	5,605	1,601

Adjustments:
Other (income) expense	242	510	(582)	(540)	1,399
(Gain) loss on disposition of assets, net	2,483	(97)	113	352	1,364
Provision for reduction in carrying value of certain assets	1,938	—	—	—	—
Special items (2)	3,033	—	—	—	876

Adjusted EBITDA	$22,355	$23,155	$13,463	$5,417	$5,240

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include:
- For the three months ended December 31, 2017, special items include a $3.0 million write-off of inventory associated with select international drilling assets. This item is recorded in operating expenses in the Consolidated Statement Of Operations.
- For the three months ended December 31, 2016, special items include $0.9 million of net severance associated with the departure of three executives. This item is recorded in general and administrative expense in the Consolidated Statement Of Operations.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	December 31,		September 30,
	2017	2016	2017

Net income (loss) available to common shareholders	$(29,599)	$(48,929)	$(21,217)
Income (loss) per diluted share	$(0.21)	$(0.39)	$(0.15)

Adjustments:
(Gain) loss on disposition of assets, net	$2,588	—	—
Provision for reduction in carrying value of certain assets	1,938	—	—
Write-off inventory	3,033	—	—
Valuation allowance	—	6,772	—
Special items	—	876	—
Net adjustments	7,559	7,648	—

Adjusted net income (loss) available to common shareholders(1)	$(22,040)	$(41,281)	$(21,217)
Adjusted income (loss) per diluted share(1)	$(0.16)	$(0.33)	$(0.15)

(1) We believe Adjusted net income (loss) available to common shareholders and Adjusted income (loss) per diluted share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common shareholders and Income (Loss) per diluted share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common shareholders and Adjusted income (loss) per diluted share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common shareholders or Income (loss) per diluted share.